UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2019

Pacific Coast Oil Trust

(Exact name of registrant as specified in its charter)

Delaware	1-35532	80-6216242
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation )	File Number)	Identification No.)

The Bank of New York Mellon Trust Company, N.A. 601 Travis, Floor 16 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 236-6555

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units of Beneficial Interest	ROYT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 4.01  Changes in Registrant’s Certifying Accountant.

On October 4, 2019, PricewaterhouseCoopers LLP (“PwC”) resigned as the independent registered public accounting firm of Pacific Coast Oil Trust (the “Trust”).

The reports of PwC on the Trust’s financial statements (which were prepared in conformity with the modified cash basis of accounting) for the fiscal years ended December 31, 2017 and December 31, 2018 contained no adverse opinions or disclaimers of opinions and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

The Trust has no board of directors or audit committee or similar committee of a board of directors.  The Bank of New York Mellon Trust Company, N.A., as trustee of the Trust (the “Trustee”), did not recommend or approve PwC’s resignation.

During the fiscal years ended December 31, 2017 and December 31, 2018, and the subsequent interim period through October 4, 2019, there were (i) no disagreements between the Trust and PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement in PwC’s reports on the Trust’s financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except that PwC advised the Trust that information had come to PwC’s attention that causes PwC to be unwilling to be associated with the Trust’s financial statements in the future. As previously disclosed, NewBridge Resources Pacific LLC, which is wholly owned by NewBridge Resources Group LLC, which is owned 50% by Scott Y. Wood and 50% by K4 Oil LLC, recently acquired Pacific Coast Energy Holdings LLC (“PCEH”). PCEH is the sole member of the general partner of Pacific Coast Energy Company, LP (“PCEC”), which is the sponsor of the Trust.  PCEC, which owns the oil and natural gas properties in which the Trust owns certain net profits and royalty interests conveyed by PCEC, provides to the Trust such accounting, bookkeeping and informational services and other services necessary for the preparation of the reports the Trust is required to file with the Securities and Exchange Commission (the “SEC”).  PwC has informed the Trustee that its resignation is the result of the change of ownership of PCEH.

The Trust has not yet identified a successor independent registered public accounting firm. The Trustee has discussed the matter described above with PwC, and the Trustee has authorized PwC to respond fully to the inquiries of the successor independent registered public accounting firm concerning the matter.  The Trust anticipates that the Trust may be unable to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 on a timely basis.

The Trust also anticipates that a successor independent registered public accounting firm will be required to re-audit all periods necessary for the inclusion of financial statements in the Trust’s Annual Report on Form 10-K for the year ending December 31, 2019, and the Trust will bear the additional costs of re-auditing these periods.

The Trust provided PwC with a copy of the disclosures it is making in this Current Report on Form 8-K (the “Report”) prior to the time the Report was filed with the SEC. The Trust requested that PwC furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of PwC’s letter, dated October 10, 2019, is attached hereto as Exhibit 16.1.

Item 9.01.                Financial Statements and Exhibits.

(d)                     Exhibits.

16.1	Letter of PricewaterhouseCoopers LLP dated October 10, 2019 to the SEC regarding statements included in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Coast Oil Trust

	By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

Date: October 10, 2019	By:	/s/ Sarah Newell
Sarah Newell
Vice President